POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lee Jacobson and Josh Boone, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lee Jacobson	Chief Executive Officer and Director (Principal Executive Officer)	June 17, 2020
Lee Jacobson

/s/ Josh Boone	Chief Financial Officer (Principal Financial Officer)	June 17, 2020
Josh Boone

/s/ R. Todd Barrett	Chief Accounting Officer (Principal Accounting Officer)	June 17, 2020
R. Todd Barrett

/s/ William Plummer	Director (Co-Chairman)	June 17, 2020
William Plummer

/s/ Rahman D’Argenio	Director	June 17, 2020
Rahman D’Argenio

/s/ L. Dyson Dryden	Director (Co-Chairman)	June 17, 2020
L. Dyson Dryden

/s/ Mark D. Ein	Director	June 17, 2020
Mark D. Ein

/s/ Doug Kimmelman	Director	June 17, 2020
Doug Kimmelman

/s/ Jeffrey Stoops	Director	June 17, 2020
Jeffrey Stoops

/s/ Matthew Himler	Director	June 17, 2020
Matthew Himler

/s/ Jennifer Gray	Director	June 17, 2020
Jennifer Gray

/s/ Gerard E. Holthaus	Director	June 17, 2020
Gerard E. Holthaus